EXHIBIT 99.1

CONTACT:          Thor Erickson – Investor Relations           1 (770) 989-3110
Laura Brightwell – Media Relations          1 (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. SHAREOWNERS APPROVE
PENDING TRANSACTION WITH THE COCA-COLA COMPANY

ATLANTA, October 1, 2010 – Coca-Cola Enterprises Inc. (NYSE: CCE) announced today that shareowners have overwhelmingly approved the pending transaction with The Coca-Cola Company. With this approval, the transaction is expected to close in the coming days.

After close, New CCE will build on its position as the pre-eminent Western European Coca-Cola bottler and will be a new public company consisting of existing CCE European territories, coupled with the bottling operations in Norway and Sweden acquired from The Coca-Cola Company.

Shareowner approval represents the last key step in the process of completing the transaction, which has received all necessary government clearances. New CCE shares are expected to begin trading on the New York Stock Exchange on Monday, October 4, under the CCE stock symbol.

“This transaction significantly enhances value for CCE shareowners, while improving the ability of the Coca-Cola system to leverage solid growth opportunities and meet demanding marketplace conditions in both Europe and North America,” said John F. Brock, chairman and chief executive officer.  “It is a clear demonstration of our companies’ commitment to maximize our resources, drive shareowner value, and fully realize the unmatched value of the Coca-Cola brand.”

“This commitment is shared by the CCE employees across our territories who have worked diligently to deliver outstanding 2010 results and whose passion and dedication made this transaction possible,” Mr. Brock added.  “We especially want to extend our heartfelt appreciation to all of the North American CCE employees who will be transferring to The Coca-Cola Company, Coca-Cola Refreshments and Coca-Cola North America upon the transaction’s close. Looking to the future, Europe represents an outstanding platform for long-term, profitable growth, and with the completion of this transaction, we believe New CCE will be well-positioned to build on our consistent track record in these markets.”

ABOUT COCA-COLA ENTERPRISES

Once the transaction is closed, New CCE will be renamed Coca-Cola Enterprises, Inc. and will become the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. Headquartered in Atlanta, Ga., CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands and after close, New CCE will also be the sole licensed bottler for products of The Coca-Cola Company in Norway and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent annual report on Form 10-K, the New CCE Form S-4 registration statement filed in connection with the proposed transaction and subsequent SEC filings.

Important Additional Transaction Information and Where to Find It

Shareowners of the Company are urged to read all relevant documents filed with the SEC, including the proxy statement/prospectus, because they contain important information about the proposed transaction.

Shareowners may obtain a free copy of the proxy statement/prospectus and other documents filed by the Company at the SEC’s website at www.sec.gov.  Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at www.cokecce.com under the tab “Investor Relations” or by contacting the Investor Relations Department of Coca-Cola Enterprises at 770-989-3246.